SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        November 22, 1999
                                                --------------------------------

                           DIGITAL D.J. HOLDINGS, INC.
                                formerly known as
                         BREAKTHROUGH ELECTRONICS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


   Nevada                         33-14982-LA                     77-0530472
--------------------------------------------------------------------------------
(State or other                  (Commission                    (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


             1658 E. Capitol Expressway, San Jose, California 95121
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Company's telephone number, including area code:      (408) 246-9855
                                                --------------------


           Breakthrough Electronics, Inc., 2612 East Kentucky Avenue,
           ----------------------------------------------------------
                           Salt Lake City, Utah 84117
                           --------------------------

          (Former name or former address, if changed since last report)

Item 1.       Changes in Control of Company.
-------       -----------------------------

              A change in control of the Company has occurred as of the date of this report. Digital D.J. Holdings, Inc., formerly known as Breakthrough Electronics, Inc. (the "Company") has recently completed a merger, pursuant to that certain Agreement and Plan of Merger, dated November 22, 1999, a copy of which is attached hereto and incorporated herein by this reference (the "Merger Agreement") and through which control of the Company was transferred from its existing shareholders to the shareholders of Digital D.J., Inc. For the purposes of this Form 8-K report, the essential terms of the merger are outlined as follows:

              1. On November 22, 1999, the Company, through its wholly owned subsidiary, Digital DJ Subsidiary, Inc., merged with Digital DJ, Inc., in a reverse triangular merger. The Company issued to the shareholders of Digital DJ, Inc., one share of common stock for each outstanding share of Digital DJ, Inc., on a fully converted basis. In exchange for the merger between Digital D.J., Inc., and Digital D.J. Merger Subsidiary, Inc., the Company issued 15,160,910 shares of common stock to Digital D.J., Inc., constituting approximately 96% of the Company's issued and outstanding shares. The Digital D.J., Inc. shareholders thereby became the controlling shareholders of the Company. No other consideration was involved in the acquisition. Control of the Company changed from Lawrence Sapperstein, a former Director and President, Lawrence Grobstein, former Director and Vice President and Anthony Adimey, former Director and Secretary-Treasurer. The new controlling shareholders acquired control from the Board of Directors and offices listed above. The new controlling shareholders are listed below.

                                                           Percentage of Shares
                                                           --------------------
              Controlling Person                            Beneficially Owned
              ------------------                            ------------------

              Tsutomu Takahisa (Director)                         26.62%
              Yoshiki Ohmori (Director)                            3.14%
              Koyo Hasagawa (Director)                             3.14%
              Investment Enterprise Partnership YED                9.60%
              Nichimen American/Nichimen Corporation               9.51%

              2. Concurrently with the merger, the Company changed its name of record with the Nevada Secretary of State to Digital DJ Holdings, Inc.

              3. On January 11, 2000, the Company changed its Nasdaq trading symbol to DJAY and its Cusip number to 25383V105.

              4. The new Board of Directors, as nominated by the Shareholders of the Company, was elected to become the new Board of Directors of the Company. The biographical information of each of the following listed directors is more fully and completely set-out in the Proxy Statement sent to all shareholders of the Company and a copy of which has been incorporated by this reference as an exhibit:

                    A.     Tsutomu Takahisa
                    B.     Yasuhiko Ohmori
                    C.     Koyo Hasegawa

              5.  The  Merger   Agreement  also  provided  that  all  debts  and
obligations of the Company were paid and discharged as of the closing date of the reorganization.

              6. The place of business of the Company will be changed to the principal business address in San Jose, California, of its sole operating subsidiary, Digital D.J., Inc.

Item 2.       Acquisition or Disposition of Assets.
-------       ------------------------------------

              (a) As outlined in Item 1, the Company (now known as Digital DJ Holdings, Inc.) merged its subsidiary, Digital DJ Subsidiary, Inc., in a reverse triangular merger resulting in all of the outstanding shares of Digital DJ, Inc., being acquired by the Company for the Company's common stock, on a one-for-one basis, in a transaction in which 15,160,910 shares of the Company's common stock were issued to the shareholders of Digital D.J., Inc.

              (b) The assets of Digital DJ, Inc., are more fully set-out in the Financial Statements appended hereto.

Item 3.       Changes in Company's Certifying Accountant.
-------       ------------------------------------------

              The historical independent auditors and accountants for the Company were the Las Vegas, Nevada firm of Paul M. Healy, CPA.

              (a) After completion of the merger and the change of control, the Company's Board of Directors selected the accounting firm of Singer, Lewak, Greenbaum & Goldstein to replace the firm of Paul M. Healy, CPA, as Company's accountants.

              The former accountants did not resign or decline to stand for reelection, but were dismissed as part of the change of control to allow the appointment of Singer, Lewak, the accountants for Digital D.J., Inc., prior to the merger.

              The Company's former principal accountants, Paul M. Healy, CPA's audited financial reports stated a qualification that the Company might not continue as a going concern. Such statement was unrelated to their replacement.

              The decision to change accountants was recommended and approved by the Board of Directors.

              Company is not aware of any disagreements with Company's former accountant during the past two most recent fiscal years on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure.

              The Company has provided the former accountant with a copy of the disclosures the Company is making in this Form 8-K report in response to the disclosures required by Regulation S-K, Item 304(a). The former accountant has been provided an opportunity to furnish the Company with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by the Registration in response to this Item.

Item 4.       Other Events.
-------       ------------

              The Company believes that the outline of the significant items and events incident to the merger as set-out and outlined in Item 1 constitute all other significant events to be reported. Consequently, the matters discussed in
Item 1 are incorporated by this reference, together and attached accounting. The Company knows of no other significant events, other than those outlined in Item 1.

Item 5.       Resignation of Company's Directors.
------        ----------------------------------

              As part of and as a condition to the closing of the merger on November 22, 1999, the prior Board of Directors, who also constitute the principal officers of the Company, resigned. These officers were Lawrence Sapperstein, President/Director, Lawrence Grobstein, Vice President/Director; and Anthony Adimey, Secretary- Treasurer/Director.

              As part of the Merger and pursuant to the Resolution of the Shareholders of Company, as attached hereto, certain nominees of Digital D.J. were appointed and elected as directors and subsequently appointed officers of the Company as more particularly set- out in the following table:

   Name                         Position
   ----                         --------

   Tsutomu Takahisa             Director, President, Secretary, Treasurer
                                and CFO
   Yasuhiko Ohmori              Director
   Koyo Hasegawa                Director

              Various biographical information concerning each of the foregoing directors and officers, as well as their sharehold interest, are more fully set-out in the proxy statement submitted to the shareholders of the Company in the concurrently filed Notice to Shareholders attached and which is incorporated by this reference. No compensation for these officers has currently been set.

Item 6.       Financial Statements and Exhibits.
------        ---------------------------------

              The   Company's   financial   statements,   pro  forma   financial
information and exhibits thereto are filed herewith.

              (a)   Exhibits.

              (2)   2.1    Agreement and Plan of Merger.

                    2.2    Agreement of Merger.

              (3)   3.1    Amended  Articles of  Incorporation  of Breakthrough
                           Electronics, Inc.

              (5)   5.1    Opinion of Counsel of James Lewis.

              (17)  17.1   Resignation and Termination Agreement of Lawrence
                           Sapperstein.

                    17.2 Resignation and Termination Agreement for Lawrence Grobstein.

                    17.3   Resignation  and  Termination  Agreement for Anthony
                           Adimey.

              (21)  21.1   List of Subsidiaries of the Company.

              (22)  22.1   Proxy Statement

              (99)  99.1   Press Release

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                        Consolidated Financial Statements

                             June 30, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)






                                Table of Contents



                                                      Page

Independent Auditors'Report                             1

Consolidated Balance Sheets                             2

Consolidated Statements of Operations                   3

Consolidated Statements of Shareholders'
(Deficit) Equity                                        4

Consolidated Statements of Cash Flows                   5

Notes to Consolidated Financial Statements              6

                          Independent Auditors' Report



The Board of Directors
Digital DJ Inc:


We have audited the accompanying consolidated balance sheets of Digital DJ Inc. and subsidiary (the Company), a development stage company, as of June 30, 1999 and 1998, and the related consolidated statements of operations, shareholders' (deficit) equity, and cash flows for the years then ended and for the period from December 6, 1991 (inception) to June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The cumulative consolidated statements of operations, shareholders' (deficit) equity, and cash flows for the period from December 6, 1991 (inception) to June 30, 1999, include amounts for the period from December 6, 1991 (inception) to June 30, 1995, which were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the period from December 6, 1991 (inception) to June 30, 1995, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital DJ Inc. and subsidiary, a development stage company, as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended and for the period from December 6, 1991 (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, has experienced recurring losses since inception, and requires additional financing or restructuring of its liabilities to complete its development stage activities, which raise substantial doubt about its ability to continue as a going concern. Management believes it will be able to obtain such financing from new investors, and restructure its liabilities. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   /s/KPMG LLP
                                    -----------
                                    KPMG LLP


December 9, 1999

                        DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                             June 30, 1999 and 1998



           Assets                                                 1999                 1998
           ------                                                 ----                 ----
Current assets:
    Cash                                                $      1,029,379                 4,859
    Restricted cash                                                   --               250,000
    Accounts receivable                                              904               350,749
    Other current assets                                           3,607                29,580
                                                        ----------------      ----------------

                                                               1,033,890               635,188

Property and equipment, net                                       51,207               114,350
Other assets                                                      28,920                29,421
                                                        ----------------      ----------------
                                                        $      1,114,017               778,959
                                                        ================      ================

          Liabilities and Shareholders' Deficit

Current liabilities:
     Accounts payable                                   $        174,336             2,779,175
     Notes payable                                                    --                30,000
     Deferred revenue                                          1,557,500               635,000
     Accrued expenses and other current
      liabilities                                                343,729               448,035
                                                        ----------------      ----------------
           Total current liabilities                           2,075,565             3,892,210

Long-term notes payable                                        2,412,705               807,705
Other liabilities                                                 19,894                    --
                                                        ----------------      ----------------
           Total liabilities                                   4,508,164             4,699,915

Minority interest                                                  1,142                    --

Commitments

Shareholders' deficit:
     Preferred  stock,  no  par  value
     (liquidation preference aggregating
        $9,549,251 in 1999 and 1998);
        6,000,000 shares authorized; 3,408,476
        shares issued and outstanding in
        1999 and 1998                                          9,549,251             9,549,251
     Common stock and warrants, no par
        value; 20,000,000 shares
        authorized; 6,030,700 and 6,030,500
        shares issued and outstanding in
        1999 and 1998                                            985,402               985,242
     Deficit accumulated during the
        development stage                                    (13,929,942)          (14,455,449
                                                        ----------------      ----------------
           Total shareholders' deficit                        (3,395,289)           (3,920,956
                                                        ----------------      ----------------
              deficit                                   $      1,114,017               778,959
                                                        ================      ================

                See accompanying notes to financial statements.

              DIGITAL DJ INC. AND SUBSIDIARY
              (A Development Stage Company)

          Consolidated Statements of Operations



                                                                                               Period from
                                                                                               December 6,
                                                                                                   1991
                                                             Years ended June 30,             (inception) to
                                                 ----------------------------------------
                                                       1999                  1998             June 30, 1999
                                                 -------------         -------------        --------------
Revenues:
     Revenues                                 $        444,449               368,019             1,122,921
     Rental income                                      99,094               118,956               218,050
                                                 -------------         -------------        --------------

           Total revenues                              543,543               486,975             1,340,971
                                                 -------------         -------------        --------------
Costs and expenses:
     Cost of revenues                                   24,261             1,140,100             1,207,851
     Cost of rental income                              80,398               119,144               199,542
     Loss on inventory write down                           --             2,271,203             2,271,203
     Loss on sales or write down
        of property and equipment                       12,188               588,108               600,296
     Research and development                          371,859             1,346,615             3,761,324
     Selling, general, and
        administrative                                 803,867             2,723,207             8,483,384
                                                 -------------         -------------        --------------
           Total costs and expenses                  1,292,573             8,188,377            16,523,600
                                                 -------------         -------------        --------------
           Loss from operations                       (749,030)           (7,701,402)          (15,182,629
                                                 -------------         -------------        --------------
Other expenses:
     Interest, net                                     (86,379)              (32,750)             (104,081
     Other                                              (6,804)              (27,741)               (3,662
                                                 -------------         -------------        --------------
           Total other expenses                        (93,183)              (60,491)             (107,743
                                                 -------------         -------------        --------------
           Loss before income taxes
              and extraordinary item                  (842,213)           (7,761,893)          (15,290,372

Income taxes                                             3,000                 1,490                10,290
                                                 -------------         -------------        --------------
           Loss before extraordinary
              item                                    (845,213)           (7,763,383)          (15,300,662

Extraordinary item - gain on
     restructuring of accounts payable,
     net of income tax expense of
     $10,000                                         1,370,720                    --             1,370,720
                                                 -------------         -------------        --------------
           Net income (loss)                  $        525,507            (7,763,383)          (13,929,942
                                                 =============         =============        ==============


                See accompanying notes to financial statements.


                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

            Consolidated Statements of Shareholders' (Deficit) Equity






                                                                         Preferred stock             Common stock and warrants
                                                                 -------------------------------  -------------------------------
                                                                     Shares          Amount           Shares          Amount
                                                                 ---------------  --------------  ---------------  --------------

Issuance of common stock at $5.00 per share                              --     $        --           60,000     $   300,000
Net loss for the period from December 6, 1991 (inception)
  to June 30, 1992                                                       --              --               --              --
                                                                 ----------     -----------     ------------     -----------
         Balances, June 30, 1992                                         --              --           60,000         300,000

Stock split, June 3, 1993                                                --              --        4,140,000              --
Net loss                                                                 --              --               --              --
                                                                 ----------     -----------     ------------     -----------
         Balances, June 30, 1993                                         --              --        4,200,000         300,000

Issuance of common stock and warrants at $0.60 per share                 --              --          166,667         100,000
Issuance of common stock and warrants at $0.70 per share                 --              --          500,003         350,002
Net loss                                                                 --              --               --              --
                                                                 ----------     -----------     ------------     -----------
         Balances, June 30, 1994                                         --              --        4,866,670         750,002

Issuance of Series A preferred stock at $1.40 per share             431,564         604,190               --              --
Series A preferred stock exchanged forgiveness of note
  payable and accrued interest                                       50,534          70,747               --              --
Common stock exchanged forforgiveness of notes payable
  and accrued interest                                                   --              --          148,810         148,810
Net loss                                                                 --              --               --              --
                                                                 ----------     -----------     ------------     -----------
         Balances, June 30, 1995                                    482,098         674,937        5,015,480         898,812

Issuance of Series B preferred stock at $2.50 per share             827,255       2,068,137               --              --
Series B preferred stock exchanged for forgiveness of
  note payable and accrued inter                                     40,756         101,890               --              --
Issuance of Series C preferred stock at $3.00 per share             759,710       2,279,130               --              --
Net loss                                                                 --              --               --              --
                                                                 ----------     -----------     ------------     -----------
         Balances, June 30, 1996                                  2,109,819       5,124,094        5,015,480         898,812

Issuance of Series C preferred stock at $3.00 per share             240,290         720,870               --              --
Issuance of Series D preferred stock at $3.50 per share             554,473       1,940,656               --              --
Issuance of common stock under stock option plans                        --              --          515,010          50,717
Net loss                                                                 --              --               --              --
                                                                 ----------     -----------     ------------     -----------
         Balances, June 30, 1997                                  2,904,582       7,785,620        5,530,490         949,529

Issuance of Series D preferred stock at $3.50 per share             503,894       1,763,631               --              --
Issuance of common stock under stock option plans                        --              --          500,010          35,713
Net loss                                                                 --              --               --              --
                                                                 ----------     -----------     ------------     -----------
         Balances, June 30, 1998                                  3,408,476       9,549,251        6,030,500         985,242

Issuance of common stock under stock option plans                        --              --              200             160
Net income                                                               --              --               --              --
                                                                 ----------     -----------     ------------     -----------
         Balances, June 30, 1999                                  3,408,476     $ 9,549,251        6,030,700     $   985,402
                                                                 ==========     ===========     ============     ===========

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

            Consolidated Statements of Shareholders' (Deficit) Equity

                                    continued

                                                                                   Deficit
                                                                                 accumulated        Total
                                                                                    during       shareholders'
                                                                                  development      (deficit)
                                                                                    stage          equity
                                                                             ----------------  --------------
Issuance of common stock at $5.00 per share                                             --         300,000
Net loss for the period from December 6, 1991 (inceptio
  to June 30, 1992                                                                 (76,889)        (76,889)
                                                                             -------------     -----------
         Balances, June 30, 1992                                                   (76,889)        223,111

Stock split, June 3, 1993                                                               --              --
Net loss                                                                          (227,520)       (227,520)
                                                                             -------------     -----------
         Balances, June 30, 1993                                                  (304,409)         (4,409)

Issuance of common stock and warrants at $0.60 per shar                                 --         100,000
Issuance of common stock and warrants at $0.70 per shar                                 --         350,002
Net loss                                                                          (452,734)       (452,734)
                                                                             -------------     -----------
         Balances, June 30, 1994                                                  (757,143)         (7,141)

Issuance of Series A preferred stock at $1.40 per share                                 --         604,190
Series A preferred stock exchanged forgiveness of note
  payable and accrued interest                                                          --          70,747
Common stock exchanged forforgiveness of notes payable
  and accrued interest                                                                  --         148,810
Net loss                                                                          (682,748)       (682,748)
                                                                             -------------     -----------
         Balances, June 30, 1995                                                (1,439,891)        133,858

Issuance of Series B preferred stock at $2.50 per share                                 --       2,068,137
Series B preferred stock exchanged for forgiveness of
  note payable and accrued inter                                                        --         101,890
Issuance of Series C preferred stock at $3.00 per share                                 --       2,279,130
Net loss                                                                        (1,871,340)     (1,871,340)
                                                                             -------------   -----------
         Balances, June 30, 1996                                                (3,311,231)      2,711,675

Issuance of Series C preferred stock at $3.00 per share                                 --         720,870
Issuance of Series D preferred stock at $3.50 per share                                 --       1,940,656
Issuance of common stock under stock option plans                                       --          50,717
Net loss                                                                        (3,380,835)     (3,380,835)
                                                                             -------------     -----------
         Balances, June 30, 1997                                                (6,692,066)      2,043,083

Issuance of Series D preferred stock at $3.50 per share                                 --       1,763,631
Issuance of common stock under stock option plans                                       --          35,713
Net loss                                                                        (7,763,383)     (7,763,383)
                                                                             -------------     -----------
         Balances, June 30, 1998                                               (14,455,449)     (3,920,956)

Issuance of common stock under stock option plans                                       --             160
Net income                                                                         525,507         525,507
                                                                             -------------     -----------
         Balances, June 30, 1999                                               (13,929,942)     (3,395,289)
                                                                             =============     ===========





                See accompanying notes to financial statements.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

                                                                                                              Period from
                                                                                                              December 6,
                                                                                                                 1991
                                                                                Yers ended June 30,         (inception) to
                                                                       ----------------------------------
                                                                            1999              1998           June 30, 1999
                                                                       ----------------  ----------------   --------------
Cash flows from operating activities:
    Net income (loss)                                               $      525,507         (7,763,383)      (13,929,942)
    Adjustments to reconcile net income (loss)
       to net cash provided by (used in) operating
       activities:
         Gain on restructuring of accounts payable                      (1,380,720)                --        (1,380,720)
         Depreciation                                                       47,405            316,321           661,376
         Loss on sales or write down of property
          and equipment                                                     12,188            588,108           600,296
         Loss on inventory write down                                           --          2,271,203         2,271,203
         Accrued interest on loans converted to
            common and preferred stock                                          --                 --            19,447
         Changes in operating assets and liabilities:
            Accounts receivable                                            349,845           (350,749)             (904)
            Inventory                                                           --         (1,966,327)       (1,966,327)
            Restricted cash                                                250,000                 --                --
            Other current assets                                            25,973             28,867            (3,607)
            Patent                                                              --             71,492                --
            Other assets                                                       501             24,476           (28,920)
            Accounts payable                                              (222,977)         2,755,927         2,556,198
            Accrued expenses and other current
              liabilities                                                 (104,306)             7,195           343,729
            Deferred revenue                                               922,500            635,000         1,557,500
            Other liabilities                                               19,894                 --            19,894
                                                                       -----------       ------------       -----------
                                                                                --                 --
               Net cash provided by (used in)
                 operating activities                                      445,810         (3,381,870)       (9,280,777)
                                                                       -----------       ------------       -----------
Cash flows from investing activities:
    Acquisition of equipment and furniture                                 (11,410)          (188,072)       (1,871,056)
    Proceeds from sale of equipment and furniture                           14,960            238,341           253,301
                                                                       -----------       ------------       -----------
               Net cash provided by (used in)
                 investing activities                                        3,550             50,269        (1,617,755)
                                                                       -----------       ------------       -----------
Cash flows from financing activities:
    Proceeds from issuance of common stock                                     160             35,713           836,592
    Proceeds from issuance of preferred stock                                   --          1,763,631         9,376,614
    Proceeds from investor loans                                           605,000            837,705         1,777,705
    Repayment of investor loans                                            (30,000)                --           (63,000)
                                                                       -----------       ------------       -----------
                   Net cash provided by
                     financing activities                                  575,160          2,637,049        11,927,911
                                                                       -----------       ------------       -----------
Net increase (decrease) in cash                                          1,024,520           (694,552)        1,029,379

Cash at beginning of period                                                  4,859            699,411                --
                                                                       -----------       ------------       -----------
Cash at end of period                                               $    1,029,379              4,859         1,029,379
                                                                       ===========       ============       ===========
Supplemental disclosures of noncash investing and financing activities:
    Conversion of loans payable and accrued
      interest to
       common and preferred stock:
         Loans payable                                              $           --                 --           302,000
         Accrued interest                                                       --                 --            19,447
                                                                       -----------       ------------       -----------
                                                                    $           --                 --           321,447
                                                                       ===========       ============       ===========
    Conversion of accounts payable to notes
       payable                                                      $    1,000,000                 --         1,000,000
                                                                       ===========       ============       ===========
       inventory                                                    $           --            304,876           304,876
                                                                       ===========       ============       ===========
      accounts payable                                              $        1,142                 --             1,142
                                                                       ===========       ============       ===========

                See accompanying notes to financial statements.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


(1)    The Company

       Digital DJ Inc. (the Company) was incorporated in December 1991. The Company's primary business activity is the development and marketing of a digital data system that provides a variety of information services to radio listeners using FM subcarrier technology. On April 1, 1999, the Company established a wholly owned subsidiary, FM Intelligent Transportation Systems, Inc. (FMITS), which provides a traffic information service in the mobile market, with an initial investment of $5,000 for 5,000,000 shares of common stock. On June 1, 1999, the Company transferred 1,142,376 shares of the common stock of FMITS (approximate 23% interest) to Nichimen America, Inc. (Nichimen) in consideration for the cancellation of accounts payable to Nichimen in the amount of $951,980.

       As of June 30, 1999, the Company is in the development stage and is primarily engaged in research and development activities. Accordingly, the accompanying consolidated statements of operations should not be regarded as typical for normal periods of operation. The Company's development stage status, recurring net losses and capital deficit raise substantial doubt about its ability to continue as a going concern. Additional financing or restructuring of its liabilities will be required in order for the Company to complete its development stage activities. Management believes that it will be able to obtain such financing from new investors, and restructure its liabilities.

(2)    Summary of Significant Accounting Policies

       (a)    Restricted Cash

               Restricted  cash  consists  of  funds  on  deposit  with  a  bank
               supporting  a  letter  of  credit  for  the  Company's   facility
               operating lease.

       (b)    Revenue Recognition

               Effective July 1, 1998, the Company began recognizing revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition.

               SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/ enhancements, post-contract customer support, installation and training) to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence, which is specific to the vendor. The revenue allocated to software products (including specified upgrades/enhancements) generally is recognized upon shipment of the products. The revenue allocated to post-contract customer support generally is recognized ratably over the term of the support and revenue allocated to services is recognized as such services are performed. If a vendor does not have evidence of the fair value for all elements in a multiple-element arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. The adoption of SOP 97-2 did not have a material impact on the Company's results of operations.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


       (c)    Capitalized Software

               Development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, the Company has not completed its software development to the point of technological feasibility, and accordingly, no costs have been capitalized.

       (d)    Property and Equipment

               Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years.

       (e)    Income Taxes

               The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (f)    Use of Estimates

               The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       (g)    Employee Stock Option Plans

               The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board
               (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On July 1, 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


       (h)    Impairment  of  Long-Lived  Assets  and  Long-Lived  Assets  to Be
              Disposed Of

               The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (i)    Fair Value of Financial Instruments

               The carrying amounts of cash, accounts receivable and payable, and accrued liabilities approximate fair value due to the short maturity of these instruments. The recorded amount of long-term notes payable approximates fair value as the actual interest rates approximate current competitive rates.

(3)    Property and Equipment

       Property and equipment as of June 30, 1999 and 1998, consisted of the following:

                                                      1999           1998
                                                      ----           ----

             Furniture and fixtures                $   1,571     $  17, 444
             Computer equipment and software         170,365        188,381
                                                   ---------      ---------
                                                     171,936        205,825

             Less accumulated depreciation           120,729         91,475
                                                   ---------       --------
                                                   $  51,207     $  114,350
                                                   =========     ==========

(4)    Income Taxes

       Income taxes of $3,000 and $1,490 for the years ended June 30, 1999 and 1998, respectively, consisted of state income taxes. As of June 30, 1999 and 1998, total deferred tax assets, net of liabilities, were approximately $5,431,000 and $5,484,000, respectively, resulting primarily from net operating losses, inventory reserve, and deferred revenue. Deferred tax assets are fully offset by a valuation allowance, since the Company's management believes that it is more likely than not that the deferred tax assets will not be realized based on the level of projected future taxable income. The net change in the total valuation allowance for the years ended June 30, 1999 and 1998, was a decrease of $53,000 and an increase of $3,241,000, respectively.

       The differences between the "expected" income taxes of the statutory rate of 34% and the actual income taxes in 1999 and 1998, are primarily due to changes in valuation allowance and nondeductible expenses.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


       As of June 30, 1999, the Company has net operating loss carryforwards for federal and California income tax purposes of approximately $9,476,000 and $3,303,000, respectively. The federal net operating loss carryforwards expire in the years 2011 through 2013. The California net operating loss carryforwards expire in the years 2002 through 2003.

       Federal and California tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a shift in ownership of the Company which constitutes an "ownership change," as defined by the Internal Revenue Code.

(5)    Notes Payable

       The Company entered into agreements to borrow $837,705 from 10 individuals and 2 companies (of which $133,104 is from related parties) during the period from December 1997 through June 1998. These loans generally bear interest at 10%. Of the total amount borrowed, $807,705 was in the form of convertible notes, which were due to mature on March 31, 1999. In April 1999, the maturity date was extended to July 31, 2000. The entire principal amount of these notes, at the option of holders, can be converted into shares of common stock of the Company, at the price of $1.12 per share. The remaining note payable of $30,000 was fully paid in April 1999.

       The Company obtained additional financing through issuance of convertible notes of $605,000 from 16 individuals in May and June 1999. In addition, included in accounts payable as of June 30, 1998, were amounts due to Nichimen America Inc. (Nichimen) of $1,951,980, of which the amount of $1,000,000 was converted into a convertible note, effective June 1, 1999. These notes bear interest at 10% and mature on July 31, 2000. The entire principal amount of these notes, as the option of holders, can be converted into shares of common stock of the Company, at the price of $1.12 per share.

(6)    Preferred Stock

       The rights, preferences, and privileges of the Series A, B, C, and D convertible preferred stock are as follows:

       o Each share of Series A, B, C, and D preferred stock may be converted into common stock at the option of the holder. The conversion rate is initially one-for-one, subject to adjustment for certain antidilution provisions. Automatic conversion for Series A, B, C, and D will occur upon the closing of an initial public offering of common stock in which the per share price is at least $8.00 and gross proceeds to the Company are at least $10,000,000.

       o Holders of preferred stock are entitled to noncumulative annual dividends, when and if declared by the Company's Board of Directors, of $0.14, $0.25, $0.30, and $0.35 per share for Series A, B, C, and D preferred stock, respectively.

       o Holders of Series A, B, C, and D preferred stock have the right to one vote for each share of common stock into which such shares could be converted in every election of directors of the Company and on other matters as provided in the Articles of Incorporation and required by law.

       o Holders of Series A, B, C, and D preferred stock have a liquidation preference of $1.40, $2.50, $3.00, and $3.50 per share, respectively, plus all declared but unpaid dividends.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


(7)    Stock Option and Equity Incentive Plans

       Under nonqualified Stock Option Agreements, the directors of the Company and certain shareholders are granted options to purchase shares of the Company's common stock at fair market value as determined by the Company's Board of Directors. Options vest over four years.

       Under the terms of the equity incentive plan, employees, officers, directors, consultants, and advisers may be granted options to purchase shares of the Company's common stock. Such options are granted at fair market value as determined by the Company's Board of Directors. Options vest over , varying periods, generally four years. Under the plan, 1,500,000 shares have been reserved for issuance.

       The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Had compensation cost for the Company's stock option plan been determined consistent with SFAS No. 123, the Company's reported net income (loss) of approximately $526,000 and $(7,763,000) for the years ended June 30, 1999 and 1998, respectively, would have been decreased (increased) to approximately $464,000 and $(7,820,000), respectively.

       Such pro forma information reflects only options granted since June 30, 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma information presented above because compensation cost is reflected over the options vesting period of four years and compensation cost for options granted prior to July 1, 1995 is not considered.

       The fair value of each option has been estimated on the date of grant using the minimum value method with the following weighted-average assumptions: no dividends; an expected life of 3.5 years; and risk free interest rates of 5.44% and 5.80% for the years ended June 30, 1999 and 1998, respectively.

       A summary of the status of the Company's options is as follows:


                                              1999                          1998
                                              ----                          ----
                                                  Wieghted-                     Weighted-
                                                   average                       average
                                 Options        exercise price     Options    exercise price
                                 -------        --------------     -------    --------------
Outstanding at beginning
 of year                        1,296,592         $    1.159      1,781,391    $    0.800
Granted                           238,376              1.400        402,308         1.470
Exercised                            (200)             0.800       (500,010)        0.071
Forfeited                        (254,851)             1.095       (387,097)        1.235
                                ---------              -----      ---------         -----
Outstanding at end of year      1,279,917              1.217      1,296,592         1.159
                                =========              =====      =========         =====
Options exercisable
   at end of year                 899,707              1.135        845,748         1.043
                                =========              =====      =========         =====
Weighted-average
   fair value of options
   granted during the year                             0.236


                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


                    Options outstanding                    Options exercissable
                    as of June 30, 1999                     as of June 30, 1999
                    -------------------                     -------------------
                          Weighted-      Weighted-                Weighted-
Range of                  remaining      average                   average
exercise                  contractual    exercise                  exercise
prices         Number     life(years)      price     Number          price
------         ------     -----------      -----     ------        -----



$  0.80       300,000         5.00     $   0.80     300,000        $  0.800
1.00-1.30     485,540         6.86         1.23     397,583           1.227
1.40-1.54     494,377         9.01         1.45     202,124           1.452
            ---------      ---------   ---------   ---------      ---------
0.80-1.54   1,279,917         7.25         1.21     899,707           1.135
            =========      =========   =========   =========      =========

(8)      Warrants

       The Company issued 666,670 shares of common stock to investors during fiscal 1994. In accordance with the common stock and warrant purchase agreement, each investor received a warrant to purchase an additional 50,000 or 100,000 shares of common stock depending on the amount invested. The total number of warrants granted as of June 30, 1994, was 450,000 at an exercise price of $0.70 per share. On December 30, 1997, the term of the warrants, which originally expired in December 1997 and March 1998, was extended to December 31, 1998, and on September 29, 1998 further extended to July 31, 2000. The fair value of the extended warrants was estimated at approximately $353,000 and $384,000 as of the December 30, 1997 and September 29, 1998 grant dates, respectively. The extensions of the term of the warrants were determined to be capital transactions similar to the issuance of a divided-in-kind; however, there is no accounting impact on the Company's financial statements since the Company does not have retained earnings. The fair value of the extended warrants was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: at December 30, 1997 - expected dividend yield of 0%, risk-free interest rate of 5.5%$, contractual life of one year, and a volatility of 70%; at September 29, 1998 - contractual dividend yield of 0%, risk-free interest rate of 4.6%, contractual life of 1.8 years, and a volatility of 70%.

       The Company granted 165,000 warrants to 12 individuals and 2 companies in connection with $165,000 in loans it received from July through December 1993. In fiscal 1995, the Company repaid $33,000 of these loans and converted the remaining $132,000 of principal and $16,810 of accrued interest into 148,810 shares of common stock. Each investor has a right to purchase the Company's common stock at an exercise price of $1.00 per share. On September 29, 1998, the term of the warrants which originally expired in September through December 1998 was extended to July 31, 2000. The extension of the term of the warrant was determined to be a capital transaction similar to the issuance of a dividend-in-kind; however, there is no accounting impact on the Company's financial statements since the Company does not have retained earnings. The fair value of the extended warrants was estimated at approximately $115,000 as of the September 29, 1998 grant date, using the Black-Scholes option pricing model with the following weighted-average assumptions; expected dividend yield of 0%, risk-free interest rate of 4.4%, contractual life of 1.8 years, and a volatility of 70%.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


(9)    Inventory and Property and Equipment Write Down

       Management of the Company decided to close substantially all of its operations in the United States and focus its marketing efforts in Europe. As a result, the Company commenced a series of actions to liquidate its property, equipment, and inventory in the United States. In May 1998, the Company sold property and equipment with a net carrying value of approximately $576,000 for cash proceeds of $238,000. The Company also wrote down property and equipment with a carrying value of approximately $250,000 that was no longer in use as a result of closing its U.S. operations and which had no reasonably determinable disposal value. The Company also wrote down approximately $2,271,000 of inventory, consisting primarily of receivers produced for the U.S. market, because the cost to refit the receiver inventory for sale in the European market was uneconomical.

(10)   Extraordinary Item

       On April 1, 1999, the Company established a wholly owned subsidiary, FM Intelligent Transportation Systems, Inc. (FMITS), with an initial investment of $5,000 for 5,000,000 shares of common stock. On June 1, 1999, 1,142,376 shares of common stock of FMITS (approximate 23% interest) were transferred to Nichimen America, Inc. (Nichimen) in consideration for the cancellation of the accounts payable to Nichimen in the amount of $951,980. The difference between the amount payable to Nichimen and the carrying amount of 1,142,376 shares of common stock of FMITS ($1,142) was recognized as an extraordinary gain resulting from the restructuring of the accounts payable.

       In addition, the Company and certain other creditors arrived at settlements whereby $429,882 of the Company's accounts payable were forgiven in fiscal 1999. This forgiveness of accounts payable has also been included as a component of the $1,380,720 extraordinary gain recognized in the accompanying consolidated statement of operations.

(11)   Credit Concentrations

       In fiscal 1999, revenue from one customer accounted for approximately 61% of the Company's revenue.

       In fiscal 1998, revenue from one customer accounted for approximately 62% of the Company's revenue. As of June 30, 1998, one customer accounted for approximately 91% of the Company's accounts receivable.

(12)   Consulting Agreement with Mackenzie Shea, Inc. (MSI)

       The Company entered into a business consulting agreement with Mackenzie Shea, Inc. (MSI) on June 9, 1999, whereby MSI assists the Company in the recruitment of officers and directors for the Company, advises the Company in its negotiation with individuals, firms or entities who may have an interest in providing investment capital in the form of bridge financing, private placement financing, media financing, or in a form of business combination with the Company. In consideration for the services to be rendered by MSI, the Company issued 800,000 shares of the Company's common stock (engagement stock) to a mutually agreed escrow agent. The engagement stock will be released to MSI on an installment basis as specified services are rendered by MSI. None of the services specified in the business consulting agreement were provided as of June 30, 1999, and all engagement stock was maintained by the escrow agent at that date. The 800,000 shares of engagement stock transferred to the escrow agent were not included in shares issued or outstanding in the accompanying consolidated balance sheet.

                         DIGITAL DJ INC. AND SUBSIDIARY
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                             June 30, 1999 and 1998


(13)   Subsequent Events

       The Company issued convertible notes to borrow $208,090 from eight individuals and one corporation in October and November 1999. These notes generally bear interest at 10% and mature on October 31, 2000. The entire principal amount of these notes, at the option of the holders, can be converted into shares of common stock of the Company, at the price of $
       1.00 per share.

       Effective October 31, 1999, each outstanding share of preferred stock was converted into one share of common stock, subject to adjustment for certain antidilution provisions, upon the approval of the majority holders of the outstanding shares of preferred stock.

       On November 22, 1999, the Company entered into an Agreement and Plan of Merger (Merger) with Breakthrough Electronics, Inc. (BRELE), an inactive corporation whose shares are quoted on the NASDAQ electronic bulletin board, and Digital DJ Subsidiary Inc. (Merger Sub), a newly formed, wholly-owned subsidiary of Breakthrough Electronics, Inc., whereby Merger Sub will be merged with and into the Company, which will be the surviving entity. The name of the surviving company will be Digital DJ Inc. The Merger will become effective at the time of the completion of a filing with the California Secretary of State. As of December 9, 1999, the Merger is not yet effective.

       Upon execution of the Merger, BRELE will issue common stock to the Company's common shareholders in exchange for all of the issued and outstanding shares of the Company's common stock.

       As a result of the transactions, Digital DJ Inc., the surviving company, will become a wholly-owned subsidiary of BRELE. The transaction is intended to qualify as a tax-free reorganization under Section 368(a) of the Code.


                         Digital DJ, Inc. & Subsidiaries
                 Pro Forma Financial Statements - Balance Sheet
                                  June 30, 1999



                                Breakthrough      Consolidated
                     Assets     Technologies      Digital DJ      ADJUSTMENTS              TOTAL
                               =============      ============    ===========         =============
Current Assets
   Cash                        $    5,861       $  1,029,379                          $  1,035,240
   Restricted Cash                                                                    $          0
   Accounts Receivable                          $        904                          $        904
   Other Current Assets                         $      3,607                          $      3,607
                               ----------       ------------    ------------          ------------
   Total Current Assets        $    5,861       $  1,033,890    $          0          $  1,039,751

   Fixed Assets                                 $    171,936                          $    171,936
     Less: Accum Depr                           $    120,729                          $    120,729
                               ----------       ------------    ------------          ------------
   Fixed Assets, Net           $        0       $     51,207    $          0          $     51,207

   Other Assets                                 $     28,920                          $     28,920
                               ----------       ------------    ------------           -----------
   Total Assets                $    5,861       $  1,114,017    $          0          $  1,119,878
                               ==========       ============    ============          -===========


       Liabilities & Equity
Current Liabilities
   Accounts Payable            $    1,500       $    174,336                          $    175,836
   Notes Payable                                                                      $          0
   Deferred Income                              $  1,557,500                          $  1,557,500
   Accrued Taxes               $    7,580                                             $      7,580
   Accrued Liabilities                          $    343,729                          $    343,729
                               ----------       ------------    ------------          ------------
   Total Current Liabilities   $      9,080     $  2,075,565    $          0          $  2,084,645

Long-Tem Liabilities
   Notes Payable - Long Term                    $  2,412,705                          $  2,412,705
   Other Liabilities                            $     19,894                          $     19,894
                               ----------       ------------    ------------          ------------
Total Liabilities              $    9,080       $  4,508,164    $          0          $  4,517,244

Minority Interest                               $      1,142                          $      1,142

Equity
   Preferred Stock                              $  9,549,251    $ (9,549,251) 1       $          0
   Common Stock                $      711       $   985,402     $   (975,963) 1       $     10,150
   Paid in Capital             $  807,120                       $  9,714,164  1       $ 10,521,284
   Retained Earnings           $ (803,985)      $(14,455,449)   $    803,985  2       $(14,455,449)
   Net Income (Loss)           $   (7,065)      $    525,507    $      7,065  2       $    525,507
                               ----------         ----------    ------------          ------------
   Total Equity                $   (3,219)      $ (3,395,289)   $          0          $ (3,398,508)
                               ----------         ----------    ------------          ------------
Total Liabilities & Equity     $    5,861       $  1,114,017    $          0          $  1,119,878
                               ===========      ==============  ============          ============


    June 30, 1999 balances
1 Adjustment reflects conversion of 3,408,476 shares of preferred of DDJ into shell common on 1-to-1 basis and conversion of 6,030,700 shares of DDJ common into shell common on 1-to-1 basis. Par value of shell is $0.001. 710,536 shell common issued prior to the reverse merger.

2 Adjustment reflects reclass of Retained Earnings of the shell into Paid in Capital of the operating company.

                        Digital DJ, Inc. And Subsidiaries
            Pro Forma Financial Statements - Statement of Operations
                                  June 30, 1999

                                                      Breakthrough         Consolidated
                                                      Technologies          Digital DJ         ADJUSTMENTS             TOTAL
                                                      =============================================================================
REVENUES                                                                  $  543,543                             $     543,543

COST OF SALES                                                             $   24,261                             $     24,261
                                                      -------------      -------------        -------------      --------------
GROSS PROFIT                                           $     0            $  519,282          $       0          $     519,282

OPERATING EXPENSES:
   Cost of rental income                                                  $   80,398                             $      80,398
   Loss on property write down                                            $   12,188                             $      12,188
   Research and Development                                               $  371,859                             $     371,859
   Selling, General & Admin                            $ 7,065            $  803,867                             $     810,932
                                                      -------------      -------------        -------------      --------------
   TOTAL OPERATING EXPENSES                            $ 7,065            $1,268,312          $       0          $  1,182,791
                                                      -------------      -------------        -------------      --------------
INCOME (LOSS) FROM OPERATIONS                          $(7,065)           $ (749,030)         $       0          $    (663,509)
                                                      -------------      -------------        -------------      --------------
OTHER INCOME (EXPENSE):
   MINORITY INTEREST                                                                                             $           0
   OTHER INCOME (EXPENSE)                                                 $   (6,804)                            $      (6,804)
   INTEREST EXPENSE                                                       $  (86,379)                            $     (86,379)
   INTEREST INCOME                                                                                               $           0

   TOTAL OTHER INCOME (EXPENSE)                        $     0            $  (93,183)         $       0          $     (93,183)
                                                      -------------      -------------        -------------      --------------
INCOME (LOSS) BEFORE TAXES                             $(7,065)           $ (842,213)         $       0          $    (756,692)
                                                      -------------      -------------        -------------      --------------
INCOME TAX PROVISION                                                      $    3,000                             $       3,000
                                                      -------------      -------------        -------------      --------------
NET INCOME (LOSS)                                      $(7,065)           $ (845,213)         $       0          $    (759,692)

EXTRAORDINARY ITEM - GAIN                                                 $1,370,720                             $   1,370,720
                                                      -------------      -------------        -------------      --------------
NET INCOME (LOSS)                                      $(7,065)           $  525,507          $       0          $     611,028
                                                      =============      =============        =============      ==============


                                   Digital DJ
             Unaudited Interim Financial Statements - Balance Sheet
                           Three Months Ended 9/30/99




                                                        9/30/1999
                                                   ----------------

ASSETS

Cash                                                       709,380
Restricted Cash                                                  0
Accounts Receivable                                            674
Other Current Assets                                         1,519
                                                   ----------------

              Current Assets                               711,573

Fixed Assets                                               174,633
Less:  Accum Depr                                          120,729
                                                   ----------------

Fixed Assets, Net                                           53,904

Restricted Cash                                                  0
Other Assets                                                28,920
                                                   ----------------

              Total Assets                                 794,397
                                                   ================

                                   Digital DJ
             Unaudited Interim Financial Stateemnts - Balance Sheet
                           Three Months Ended 9/30/99




                                                       9/30/1999
                                                   ----------------


LIABILITIES & SHAREHOLDERS' DEFICIT

Accounts Payable                                           154,691
Notes Payable                                            2,412,705
Deferred Revenue                                           465,000
Accrued Expenses and
    Other Current Liabilities                              336,393
                                                   ----------------

              Current Liabilities                        3,368,789

Deferred Revenue                                         1,092,500
Oher Liabilities                                            19,894
                                                   ----------------

              Total Liabilities                          4,481,183
                                                   ----------------

Minority Interest                                            1,142

Preferred Stock                                          9,549,251
Common Stock                                               986,802
Retained Earnings                                      (13,929,942)
Net Income (Loss)                                         (294,039)
                                                   ----------------

              Shareholders' Deficit                     (3,687,928)
                                                   ----------------

              Total Liabilities &
                  Shareholders' Deficit                    794,397
                                                   ================

                                   Digital DJ
        Unaudited Interim Financial Statements - Statements of Operations
                     Three Months Ended 9/30/99 and 9/30/98




                                                    9/30/1999         9/30/1998
                                               ---------------    --------------

Revenues
   Revenues                                             3,671            25,784
   Rental income                                                         91,125
                                               ---------------    --------------

              Total revenues                            3,671           116,909

Costs and Expenses
   Cost of revenues                                         0             8,750
   Cost of rental income                                    0                 0
   Research and development                            77,220                 0
   Selling, general and adminisrative                 224,337           146,239
                                               ---------------    --------------

              Total costs and expenses                301,557           154,989
                                               ---------------    --------------

              Loss from Operations                   (297,886)          (38,080)

OTHER INCOME & (EXPENSE)
   Interest Income                                      3,847                24
   Interest Expense                                         0                 0
                                               ---------------    --------------

              Total Other                               3,847                24
                                               ---------------    --------------

              Income Before Tax Provision            (294,039)          (38,056)

Provision for Income Taxes                                  0                 0
                                               ---------------    --------------

              Net Income (Loss)                      (294,039)          (38,056)
                                               ===============    ==============

                         Digital DJ, Inc. & Subsidiaries
                 Pro Forma Financial Statements - Balance Sheet
                               September 30, 1999


                                          Breakthrough         Consolidated
                         Assets           Technologies          Digital DJ          ADJUSTMENTS              TOTAL
                                         ===========================================================================
    Current Assets
       Cash                              $      4,459          $    709,380                               $   713,839
       Restricted Cash                                                                                    $          0
       Accounts Receivable                                     $        674                               $       674
       Other Current Assets                                    $      1,519                               $     1,519
                                         ------------          ------------         -----------           -----------

       Total Current Assets              $      4,459          $    711,573         $         0           $   716,032

       Fixed Assets                                            $    174,633                               $   174,633
         Less: Accum Depr                                      $    120,729                               1    20,729
                                         ------------          ------------         -----------           -----------
       Fixed Assets, Net                 $          0          $     53,904         $         0           $    53,904

       Other Assets                                            $     28,920                               $    28,920
                                         ------------          ------------         -----------           -----------
       Total Assets                      $      4,459          $    794,397         $         0           $   798,856
                                         ============          ============         ===========           ============

           Liabilities & Equity
    Current Liabilities
       Accounts Payable                  $      1,500          $    154,691                               $    156,191
       Notes Payable                                           $  2,412,705                               $  2,412,705
       Deferred Income                                         $    465,000                               $    465,000
       Accrued Taxes                     $      7,580                                                     $      7,580
       Accrued Liabilities                                     $    336,393                               $    336,393
                                         ------------          ------------         -----------           -----------
       Total Current Liabilities         $      9,080          $  3,368,789         $         0           $  3,377,869

    Long-Tem Liabilities
       Deferred Income                                         $  1,092,500                               $  1,092,500
       Notes Payable - Long Term                                                                          $          0
       Other Liabilities                                       $     19,894                               $     19,894
                                         ------------          ------------         -----------           -----------
    Total Liabilities                    $      9,080          $  4,481,183         $         0           $  4,490,263

    Minority Interest                                          $      1,142                               $      1,142

    Equity
       Preferred Stock                                         $  9,549,251         $(9,549,251) 1        $          0
       Common Stock                      $        711          $    986,802         $  (977,363) 1        $     10,150
       Paid in Capital                   $    807,120                               $ 9,714,162  1        $ 10,521,282
       Retained Earnings                 $   (811,050)         $(13,929,942)        $   811,050  2        $(13,929,942
       Net Income (Loss)                 $     (1,402)         $   (294,039)        $     1,402  2        $   (294,039
                                         ------------          ------------         -----------           -----------
       Total Equity                      $     (4,621)         $ (3,687,928)        $         0           $ (3,692,549)
                                         ------------          ------------         -----------           -----------
    Total Liabilities & Equity           $      4,459          $    794,397         $         0           $    798,856
                                         ============          ============         ===========           ============


    Spetember 30, 1999 balances
1 Adjustment reflects conversion of 3,408,476 shares of preferred of DDJ into shell common on 1-to-1 basis and conversion of 6,031,200 shares of DDJ common into shell common on 1-to-1 basis. Par value of shell is $0.001. 710,536 shell common issued prior to the reverse merger.

2 Adjustment reflects reclass of Retained Earnings of the shell into Paid in Capital of the operating company.


                        Digital DJ, Inc. And Subsidiaries
            Pro Forma Financial Statements - Statement of Operations
                               September 30, 1999





                                                    Breakthrough         Consolidated
                                                    Technologies          Digital DJ         ADJUSTMENTS         TOTAL
                                                     ===================================================================

REVENUES                                                                 $      3,671                         $    3,671

COST OF SALES                                                            $          0                         $        0
                                                    -------------        ------------       ------------      -----------
GROSS PROFIT                                        $          0         $      3,671       $          0      $    3,671

OPERATING EXPENSES:
   Cost of rental income                                                 $          0                         $        0
   Loss on property write down                                                                                $        0
   Research and Development                                              $     77,220                         $   77,220
   Selling, General & Admin                         $      1,402         $    224,337                         $  225,739

   TOTAL OPERATING EXPENSES                         $      1,402         $    301,557       $          0      $  302,959
                                                    -------------        ------------       ------------      -----------
INCOME (LOSS) FROM OPERATIONS                       $     (1,402)        $   (297,886)      $          0      $ (299,288)
                                                    -------------        ------------       ------------      -----------
OTHER INCOME (EXPENSE):
   MINORITY INTEREST                                                                                                 $0
   OTHER INCOME (EXPENSE)                                                                                            $0
   INTEREST EXPENSE                                                                                                  $0
   INTEREST INCOME                                                       $      3,847                         $    3,847
                                                    -------------        ------------       ------------      -----------
   TOTAL OTHER INCOME (EXPENSE)                     $          0         $      3,847       $          0      $    3,847
                                                    -------------        ------------       ------------      -----------
INCOME (LOSS) BEFORE TAXES                          $     (1,402)        $   (294,039)      $          0      $ (295,441)

INCOME TAX PROVISION                                                     $          0                         $        0
                                                    -------------        ------------       ------------      -----------
NET INCOME (LOSS)                                   $     (1,402)        $   (294,039)      $          0      $ (295,441)

EXTRAORDINARY ITEM - GAIN                                                                                     $        0
                                                    -------------        ------------       ------------      -----------
NET INCOME (LOSS)                                   $     (1,402)        $   (294,039)      $          0      $ (295,441)
                                                    =============        ============       ============      ===========

                                  EXHIBIT INDEX
                                  -------------

Exhibit                            Description
-------                            -----------

(a)      Exhibits

(2)      2.1      Agreement and Plan of Merger

         2.2      Agreement of Merger

(3)      3.1      Amended Articles of Incorporation of Breakthrough Electronics,
                  Inc
(5)      5.1      Opinion of Counsel of James Lewis

(17)     17.1     Resignation and Termination for Lawrence Sapperstein

         17.2     Resignation and Termination for Lawrence Grobstein

         17.3     Resignation and Termination for Anthony Adimey

(21)     21.1     List of Subsidiaries of the Company

(99)     99.1     Press Release

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned President duly authorized.

DIGITAL DJ HOLDINGS, INC.
(Formerly known as Breakthrough Electronics, Inc.)


By:/s/Tsutoma Takahisa                        Date: November 22, 1999
   -------------------
      Tsutomu Takahisa
      President